Exhibit 99.1

Deep Medicine Acquisition Corp. and TruGolf, Inc. Announce the Execution of a Definitive Merger Agreement

TruGolf, Inc. (“TruGolf”) will become a public company to further advance its software business and increase manufacturing and sales of its golf simulator technology in the United States and internationally.

The business combination with Deep Medicine Acquisition Corp. values TruGolf’s at an implied enterprise value of $125 million, including certain payments contingent on future milestones.

●	The public listing enables TruGolf to accelerate its software development, golf simulator manufacturing and sales, as well as finalize new-generation hardware and software technology that aim to revolutionize the virtual golf experience.

●	The proceeds from the transaction will enhance TruGolf’s production capacity, new product research and development, working capital and expansion.

●	Mr. Christopher Jones, CEO and Chairman of TruGolf, and the existing management team will lead the merged company.

NEW YORK, NY – March 31, 2023 – Deep Medicine Acquisition Corp. (NASDAQ: DMAQ) (“DMAQ”), a publicly traded special purpose acquisition company, and TruGolf, Inc. (the “Company” or “TruGolf”), a leading golf simulator manufacturer and distributor with headquarters in Salt Lake City, Utah, today announced that they have entered a definitive merger agreement (the “Merger Agreement”). The transaction reflects an implied enterprise value for TruGolf of $125 million, which includes up to approximately $45 million of contingent consideration if certain milestones are met. The transaction consideration will be paid in newly issued shares of common stock of DMAQ. Upon completion of the transaction, DMAQ will be renamed “TruGolf, Inc.” and will be listed on the Nasdaq Stock Market (“Nasdaq”) and its shares of common stock will trade under the trading symbol “TRUG”).

The Company manufactures and sells a full line of golf simulator equipment, including software and hardware, and is currently developing a new line of next-generation golf simulator products that aims to revolutionize the virtual golf experience. The Company expects to use the transaction proceeds to fund the development and production of its software and hardware business, with sales expected to increase as its new generation software and hardware is launched. The Company also plans to use a portion of the proceeds to expand its manufacturing capabilities in Salt Lake City, Utah.

Chris Jones, CEO and Co-Founder of TruGolf, noted: “We are very grateful to the team at DMAQ for not only grasping our long-term vision and stepping in with significant resources to position the Company for continued growth, but also leveraging an impressive global network to help with expansion on a global scale. We have been building this industry with some great partners for so long that we couldn’t be happier to see the adoption of exclusive indoor rounds of golf now exceeding the exclusive outdoor rounds of golf. The future of golf is indoors, and we are uniquely positioned to convert this industry-wide momentum into a movement that will capture the hearts and minds of new and experienced golfers around the world.”

Humphrey Polanen, CEO of DMAQ, noted: “We are delighted to have entered into a definitive agreement with TruGolf and its impressive management team. TruGolf designs, manufactures, markets and services a full line of software and hardware products for the golf industry. While there are an estimated 40 million golf players in the U.S., not everyone has the time or financial resources to be able to play golf regularly. In addition to the high cost of playing, difficulty of the courses and an incompatibility with a modern lifestyle are also factors that keep golf players from regularly enjoying the game. At the same time, there continues to remain great demand for golf instruction and training tools for those who want to improve their skills. TruGolf’s suite of products offers a solution to all of these challenges and delivers an absolutely amazing virtual golf experience.”

Compared with its competitors, TruGolf believes it has superior advantages in its technology. Its executive team has extensive experience in the software industry, including Microsoft and Access Software. The upgrade of its manufacturing facilities and new corporate offices will strengthen and optimize TruGolf’s production capacity of its golf simulator products. In addition, the Company has established strong relationships with top institutions and suppliers from all over the world.

Transaction Overview

Under the terms of the Merger Agreement, a wholly-owned subsidiary of DMAQ will merge with and into TruGolf, with TruGolf surviving, and TruGolf will become a wholly-owned subsidiary of DMAQ. The combined public company will be renamed “TruGolf, Inc.” TruGolf stockholders will receive consideration in the form of newly issued shares of common stock DMAQ, valued based on an aggregate implied enterprise value for TruGolf of $125 million, including up to approximately $45 million of contingent consideration, subject to customary adjustments for TruGolf’s closing working capital, cash and debt and any unpaid transaction expenses. Upon completion of the transaction, assuming no redemptions by DMAQ’s stockholders, the combined company is expected to have a total pro forma equity value of approximately $134.1 million.

The boards of directors of DMAQ and TruGolf both unanimously approved the proposed transaction. The closing of the transaction is subject to approval by TruGolf’s stockholders and DMAQ’s stockholders, and is subject to other customary closing conditions. It is currently anticipated that the transaction will close by the end of the third quarter of 2023.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive Merger Agreement relating to the transaction, a copy of which will be filed by DMAQ with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

Advisors

ArentFox Schiff LLP is serving as legal advisor to TruGolf.

Ellenoff Grossman & Schole, LLP is serving as legal advisor to DMAQ.

About TruGolf

Since 1983, TruGolf has been passionate about driving the golf industry with innovative indoor golf solutions. The Company builds products that capture the spirit of golf. Their mission is to help grow the game of golf by making it more available, approachable, and affordable through technology because the Company believes golf is for everyone.

The TruGolf team has built award-winning video games (e.g., “Links”), innovative hardware solutions, and an all-new e-sports platform to connect golfers around the world with E6 CONNECT, the brand’s industry-leading software. Since TruGolf’s beginning, it has continued to define and redefine what is possible with golf technology.

In addition to offering a variety of custom, professional, and portable golf simulators, TruGolf’s latest launch monitor, APOGEE, is the most accurate and easiest to use launch monitor available. Features include its unique APOGEE Voice Assistant, a Voice Command System that allows users to navigate their E6 CONNECT gameplay within rounds and practice sessions; Laser Launchpad, a laser indicator that shows users where to place the ball and when the system is ready to record a swing; and the Point-of-Impact (POI) slow-motion replay video (available in- game with E6 CONNECT course play and driving ranges).

About DMAQ

DMAQ is a special purpose acquisition company for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. DMAQ began trading on the Nasdaq in October 2021, and its common stock and rights are traded under the ticker symbols DMAQ and DMAQR, respectively.

Important Information About the Proposed Business Combination and Where to Find It

This press release relates to a Merger Agreement and the proposed business combination transaction contemplated thereby among the parties referred to above and is referred to herein as the business combination. A full description of the terms of the Merger Agreement and business combination will be provided in a proxy statement of DMAQ with respect to the solicitation of proxies for the special meeting of stockholders of DMAQ to vote on the business combination. The Company urges its investors, stockholders and other interested persons to read, when available, the preliminary proxy statement as well as other documents filed with the SEC because these documents will contain important information about DMAQ, TruGolf and the business combination. The definitive proxy statement will be mailed to stockholders of DMAQ as of a record date to be established for voting on the business combination. Once available, stockholders will also be able to obtain a copy of the proxy statement included therein, and other documents filed with the SEC, without charge, by directing a request to: Deep Medicine Acquisition Corp. 595 Madison Avenue, 12th Floor, New York, NY 10017, (917) 289-2776 or on the SEC’s website at www.sec.gov.

Participants in Solicitation

DMAQ and TruGolf, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of DMAQ’s stockholders in respect of the proposed business combination. DMAQ’s stockholders and other interested persons may obtain more detailed information about the names and interests of these directors and officers of DMAQ and TruGolf in the business combination will be set forth in filings with the SEC, including when filed, the accompanying proxy statement. These documents can be obtained free of charge from the sources specified above and at the SEC’s web site at www.sec.gov.

This press release does not contain all the information that should be considered concerning the business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Before making any voting or investment decision, investors and security holders are urged to read the preliminary proxy statement, the definitive proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed business combination.

No Offer or Solicitation

This press release will not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This press release will also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, as amended, or an exemption therefrom.

Forward-Looking Statements

The information in this press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the business combination may not be completed in a timely manner or at all, which may adversely affect the price of DMAQ’s securities; (ii) the failure to satisfy the conditions to the consummation of the business combination, including the approval of the Merger Agreement by the stockholders of DMAQ; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the outcome of any legal proceedings that may be instituted against any of the parties to the Merger Agreement following the announcement of the entry into the Merger Agreement and proposed business combination; (v) the ability of the parties to recognize the benefits of the Merger Agreement and the business combination; (vi) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue (vii) statements regarding TruGolf’s industry and market size, (viii) financial condition and performance of TruGolf, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the business combination, potential level of redemptions of DMAQ’s public stockholders, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of TruGolf, and (ix) those factors discussed in DMAQ’s filings with the SEC and that that will be contained in the definitive proxy statement relating to the business combination. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the definitive proxy statement and other documents to be filed by DMAQ from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while TruGolf and DMAQ may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law. Neither of TruGolf or DMAQ gives any assurance that TruGolf or DMAQ, or the combined company, will achieve its expectations.

Contact:

Deep Medicine Acquisition Corp.

Humphrey Polanen, Chief Executive Officer

917-289-2776

ir@dmaq-spac.com

TruGolf, Inc.

Brenner Adams, Chief Growth Officer

801-298-1997

trug@trugolf.com